UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2010

NEXTWAVE WIRELESS INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51958	20-5361360
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.) no.)

13050 Science Center Drive, Suite 210 San Diego, California 92121
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:(858) 480-3100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 14, 2008 by NextWave Wireless Inc. (the “Company”), the Company received a letter from the Listing Qualifications Department of The NASDAQ Stock Market (“NASDAQ”) on October 7, 2008, indicating that for the previous 30 consecutive business days the bid price of the Company’s common stock on The NASDAQ Global Market had closed below the minimum $1.00 per share required pursuant to NASDAQ Listing Rule 5450(a)(1) (the “Rule”).  In accordance with NASDAQ Marketplace Rule 5810(c)(3)(A), the Company was given 180 days to regain compliance with the Rule, which grace period was subsequently extended by NASDAQ regulatory action and expired on January 21, 2010.

On January 22, 2010, the Company received a Staff Determination letter from the Listing Qualifications Department of NASDAQ indicating that the Company’s common stock is subject to delisting from The NASDAQ Global Market because of non-compliance with the Rule, unless the Company requests a hearing before a NASDAQ Listing Qualifications Panel (the “Panel”) by the close of business on January 29, 2010.  The Company intends to request a hearing on the matter by not later than the close of business on January 29, 2010.  Upon receipt by NASDAQ of the Company’s hearing request, the Company’s common stock will remain listed on The NASDAQ Global Market pending the Panel’s final decision.  In connection with the hearing, the Company intends to submit a plan outlining its strategy for regaining compliance with the Rule, which the Company anticipates may include a reverse stock split.

On January 25, 2010, the Company issued a press release announcing the receipt of the Staff Determination letter from NASDAQ, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated January 25, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 25, 2010
NEXTWAVE WIRELESS INC.

By:	/s/ Frank A. Cassou
Frank A. Cassou Executive Vice President and Chief Legal Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 25, 2010.